EXHIBIT 10.1

AMENDMENT AGREEMENT
TO THE SUPPLEMENTARY AGREEMENT OF 29 MARCH 2023 TO THE LEASE AGREEMENT OF 28 MARCH 2017
entered into between
Neunteufel GmbH, FN 131077 k
Zollamtstraße 7, 4020 Linz
(hereinafter referred to as NTG)
as party of the first part,
and
Dynatrace Austria GmbH, FN 91482 h
Am Fünfundzwanziger Turm 20, 4020 Linz
(hereinafter referred to as Dynatrace)
as party of the second part
(NTG and DYNATRACE are together hereinafter referred to as the CONTRACTING PARTIES)
as follows:

1.RECITALS
1.1On 29 March 2023, NTG and DYNATRACE entered into that certain
Supplementary Agreement to the Lease Agreement of 28 March 2017 (hereinafter referred to as the SUPPLEMENTARY AGREEMENT);
1.2The coming into legal effect of the SUPPLEMENTARY AGREEMENT is subject to conditions precedent. Should these conditions precedent not have been fulfilled by 30 September 2023 (hereinafter referred to as the LONG-STOP DATE) at the latest, the SUPPLEMENTARY AGREEMENT shall become null and void.
1.3By entering into this amendment agreement, the CONTRACTING PARTIES agree to push back the LONG-STOP DATE to 31 December 2023 in the SUPPLEMENTARY AGREEMENT. Except as set forth in Section 2. below, all other provisions in the SUPPLEMENTARY AGREEMENT shall remain in full force and effect and shall not be affected by this agreement.
1.4All definitions used in the SUPPLEMENTARY AGREEMENT shall apply to this agreement as well.
2.AGREEMENT
2.1The CONTRACTING PARTIES agree to amend the SUPPLEMENTARY AGREEMENT as follows (all changes or additions are shown underlined and in italics):
Clause C. Paragraph 2. of the SUPPLEMENTARY AGREEMENT shall read as follows: “Should the condition precedent as set out in Clause C. (1) not have been fulfilled by 31 December 2023 at the latest, and the lease agreement between the Landlord and the Tenant regarding a childcare facility/parking spaces located on plot no. 1154/4, located within EZ 541, KG Lustenau, which is subject to conditions precedent, not have come into legal force by 31 December 2023 at the latest, this Supplementary Agreement shall become null and void. In such an event, the Landlord undertakes to refund to the Tenant, by 15 January 2024, half of the stamp duties paid for setting up this Supplementary Agreement under the Austrian Fees Act [Gebührengesetz]. Should the condition precedent as set out in Clause C. (1), second indent, have been fulfilled in due time, the Landlord shall have the right to waive, by means of a unilateral declaration made prior to 31 December 2023,
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compliance with the condition precedent as set out in Clause C. (1), first indent, thereby making this Agreement come into legal effect.”
2.2All other provisions in the SUPPLEMENTARY AGREEMENT shall remain in full force and effect and shall not be affected by this agreement.

Linz, 27 July 2023.
Location Date

Linz, 2 August 2023	/s/ Hans Neunteufel Neunteufel GmbH FN 131077 k	/s/ Sandra Escher Dynatrace Austria GmbH FN 91482 h

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